Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE, INC. ANNOUNCES DATE FOR

ANNUAL MEETING OF STOCKHOLDERS

Secaucus, New Jersey – March 26, 2015 – The Children’s Place, Inc. (Nasdaq: PLCE) - today announced that its board of directors has approved Friday, May 22, 2015 as the date for the Company’s 2015 Annual Meeting of Stockholders. The record date for stockholders entitled to notice of and to vote at the annual meeting will be April 10, 2015.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of January 31, 2015, the Company operated 1,097 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 72 international stores open and operated by its franchise partners.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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